Exhibit 10.20.1

AMENDMENT TO

OSE INC. EXCLUSIVE SALES DISTRIBUTOR AGREEMENT

This Amendment (the “Amendment”) to OSE Inc. Exclusive Sales Distributor Agreement dated October 29, 1999 (the “Agreement”) is made and entered into this day of March, 2003 (the “Effective Date”), between Orient Semiconductor Electronics Ltd., a Taiwanese corporation (“Manufacturer”) and OSE Inc. (U.S.), a California corporation (“Distributor”).

The Parties agree as follows:

1.	Article 6 of the Agreement is amended as follows:

(a) Section 6.3 of the Agreement is deleted in its entirety, provided that Distributor may deduct payments earned by it pursuant to Article 5 from any collections received by Distributor after the Effective Date and shall remit the balance by wire transfer as Manufacturer shall direct within three business days after collection.

(b) Section 6.4 of the Agreement is renumbered as Section 6.3.

2.	Article 7 of the Agreement is amended as follows:

(a) Section 7.1 is amended to read:

Distributor shall act as Manufacturer’s billing agent for all collections from customers. All of Distributor’s invoices to customers for orders for Products placed with the Manufacturer shall instruct customers to remit payment to Manufacturer in such manner and at such address or location as Manufacturer shall direct for specific customers or classes of customers.

(b) Section 7.4 is amended to read:

At least two times per month, Manufacturer shall remit to Distributor all payments earned by Distributor pursuant to Article 5 and not previously paid to Distributor with respect to amounts collected by Manufacturer pursuant to Section 7.1.

3.	Section 9.2 is revised to read:

Except as provided in the Agreement, Distributor will be solely responsible for marketing and sales activities within the Territory, including all customer visits, direct mail, and telephonic contacts of customers, and all of Distributor’s marketing and sales activities shall be at Distributor’s sole discretion.

4.	Sections 18.3 and 18.4 are revised and completed to read:

18.3 Every notice to Manufacturer required or contemplated by this Agreement shall be sent to Manufacturer as follows:

Attention:

Facsimile:

18.4 Every notice to Distributor required or contemplated by this Agreement shall be sent to Distributor as follows:

Attention:

Facsimile:

IN WITNESS WHEREOF, the parties to the Agreement have caused this Amendment to be duly executed at San Jose, California, as of the first date written above, by the following persons duly authorized.

Orient Semiconductor Electronics Ltd.

By:
Title: President

OSE Inc. (US)

By:
Title: President